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                                                                EXHIBIT 10.5(a)


                           SOFTWARE LICENSE AGREEMENT

         THIS SOFTWARE LICENSE AGREEMENT (this "Agreement") is entered into as of March 5, 2001 (the "Effective Date"), by and between InfoCure Corporation, a Delaware corporation ("Licensor"), and PracticeWorks Systems, LLC, a Georgia limited liability company ("Licensee"). Licensor and Licensee also may be referred to individually as "Party" or collectively as "Parties."

         1. License. Licensor grants to Licensee, and Licensee accepts, a nonexclusive, non-transferable, world-wide, royalty-free, perpetual license to use the source code and object code versions of the software (the "Software") described in Exhibit A.

         2. Use of the Software. Licensee may use, alter, modify, adapt, create derivative works from, reverse compile, decompile, disassemble, reverse assemble, reverse engineer, or otherwise translate and copy the Software. Furthermore, Licensee may sublicense, publish, display, export and distribute the object code version of the Software to any third party. In no event will Licensee disclose the source code version of the Software to any third party without the prior written consent of Licensor.

         3. No Obligation to Support or Maintain the Software. Licensor has no obligation under this Agreement or otherwise to correct any bugs, defects or errors in the Software, or to otherwise support, maintain, improve, modify, upgrade, update or enhance the Software. Licensor will not be responsible for providing assistance to Licensee or its customers in the use of the Software in any manner whatsoever.

         4. Proprietary Rights. As between the Parties, Licensor shall own and retain all right, title and interest in and to the Software and any modifications to the Software developed by or for the benefit of Licensor, including any and all copyrights, patents, trade secret rights, trademarks and other intellectual property rights therein. Licensee shall own and retain all right, title and interest in and to any modifications to the Software developed by or for the benefit of Licensee, including any and all copyrights, patents, trade secret rights, trademarks and other intellectual property rights therein.

         5. Indemnification. Licensee shall indemnify, defend and hold harmless Licensor, its affiliates and their respective principals, agents, employees, officers, directors and subcontractors (collectively, the "Indemnified Parties") from and against any and all loss, claims, damage or liabilities (or actions in respect thereof that may be assessed by any third party) that may result from or arise out of any third party claims arising out of or relating in any way to the Software, including without limitation any allegation that the Software infringes upon the intellectual property or proprietary rights of any third party. Licensee will reimburse the Indemnified Parties for all expenses (including attorneys' fees) incurred by the Indemnified Parties in connection with such action or claim. In addition, if any of the Indemnified Parties becomes involved, other than as a party, in any litigation or similar proceeding brought by or against Licensee which arises out of or relates in any way to the Software in this or any other agreement, Licensee agrees to reimburse the Indemnified Parties for all costs incurred by such Indemnified Parties (including the time of its professional personnel, rates and attorneys' fees) in connection with such litigation or proceeding, even if the litigation or proceeding arises from or is a result of the sole or


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concurrent negligence, fault, conduct and other acts or omissions of any nature of the Indemnified Parties.

         6.       Confidentiality.

                  6.1 It may be necessary to provide access to confidential and/or proprietary information to each other pursuant to this Agreement ("Proprietary Information"). Proprietary Information includes the Software and such other information as is clearly identified or labeled as such by the disclosing party at the time of disclosure. Each party will protect the confidentiality of the Proprietary Information in the same manner as it protects its own proprietary information of like kind. The parties shall return all Proprietary Information of the other upon the earlier of a request by the disclosing party or upon termination of this Agreement.

                  6.2 Neither party shall reproduce, disclose or use Proprietary Information except as permitted by the disclosing party. The limitations on reproduction, disclosure, or use of Proprietary Information shall not apply to, and neither party shall be liable for, reproduction, disclosure, or use of Proprietary Information of the other if (A) prior to the receipt under this Agreement, the information was developed independently by the party receiving it, or was lawfully received from other sources without an obligation of confidence; or (B) subsequent to the receipt under this Agreement: (i) the information is published or otherwise disclosed to others by the disclosing party with out restriction, (ii) it has been lawfully obtained by the party receiving it from other sources, (iii) it otherwise comes within the public knowledge or becomes generally known to the public without breach of this Agreement, or (iv) it is independently developed by the party receiving it.

                  6.3 The provisions of this Article VI shall survive termination of this Agreement.

         7. Disclaimers. THE SOFTWARE IS LICENSED "AS IS" WITHOUT ANY WARRANTY OF ANY KIND. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LICENSOR HEREBY DISCLAIMS ALL WARRANTIES REGARDING THE SOFTWARE, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES AS TO THE CONDITION, QUALITY, DURABILITY AND PERFORMANCE OF THE SOFTWARE, AND ANY IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         8. Limitation of Liability. In no event shall Licensor be liable to Licensee for any indirect, incidental, consequential, special, punitive or exemplary damages of any kind (including lost revenues or profits, loss of business or loss of data) in any way related to this agreement or use of the Software whether in contract, tort or otherwise, regardless of whether such damages were foreseeable or known by the parties. The cumulative liability of Licensor to Licensee for all claims for direct damages relating to or arising out of the Software or this Agreement shall not exceed ten thousand dollars ($10,000.00). The limitation upon damages and claims is intended to apply without regard to whether other provisions of this Agreement have proven ineffective.


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         9.       Bankruptcy. In the event Licensor voluntarily or
involuntarily becomes subject to the United States Bankruptcy Code, Licensee shall be entitled to all of the benefits of the Bankruptcy Code, as amended, including the protections of Section 365(b). If Licensor or its trustee in bankruptcy rejects this Agreement under Section 365(n) of the United States Bankruptcy Code, Licensee may elect to (i) treat this Agreement as terminated, or (ii) retain its rights under this Agreement including the right to exercise its rights in and to the Software. Failure by Licensee to assert its right to retain its benefits to the intellectual property embedded in the Software pursuant to Section 365(n)(1)(B) of the Bankruptcy Code under an executory contract rejected by the trustee in bankruptcy will not be construed as a termination of this Agreement by Licensee under Section 365(n)(1)(A) of the Bankruptcy Code.

         10.      Assignment.

                  10.1 This Agreement will be binding upon and will inure to the benefit of the Parties, their legal representatives, successors and assigns.

                  10.2 Notwithstanding Section 10.1 above, (i) in connection with the closing of the transactions contemplated by the Loan Agreement dated as of March 5, 2001 (as amended, modified, supplemented or restated from time to time, the "PracticeWorks Loan Agreement") by and between PracticeWorks, Inc. ("PracticeWorks") and FINOVA Capital Corporation (together with its successors and assigns, "FINOVA"), Licensee agrees that it shall assign this Agreement and its rights, interests and benefits hereunder to FINOVA pursuant to, among other things, the Collateral Assignment of Distribution Transaction Documents dated the date of the PracticeWorks Loan Agreement executed by PracticeWorks in favor of FINOVA, whereupon FINOVA shall be permitted to exercise any remedy, claim of action or other right afforded to Licensee hereunder and (ii) in connection with the closing of the transactions contemplated by the Second Amendment to Loan Agreement and Other Loan Documents dated as of March 5, 2001 (as amended, modified, supplemented or restated from time to time, the "InfoCure Loan Agreement") by and between Licensor and FINOVA, Licensor agrees that it shall assign this Agreement and its rights, interests and benefits hereunder to FINOVA pursuant to, among other things, the Collateral Assignment of Distribution Transaction Documents dated the date of the InfoCure Loan Agreement executed by Licensor in favor of FINOVA, whereupon FINOVA shall be permitted to exercise any remedy, claim of action or other right afforded to Licensor hereunder.

         11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without regard to its conflicts of laws principles.

         12. Amendments. No modification, amendment or change hereof will be effective or binding on any Party unless set forth in writing, duly executed by the Parties.

         13. Headings. The headings in this Agreement are for the purpose of reference only and will not limit or define the meaning hereof.

         14. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be an original but all of which will constitute one instrument.


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         15.      No Waiver. Failure by either Party to enforce any rights
under this Agreement shall not be construed as a waiver of such rights, nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver of other instances.

         16. Severability. In the event that any of the terms of this Agreement are currently, become in the future, or are declared to be invalid or void by any court or tribunal of competent jurisdiction, such term or terms shall be null and void and shall be deemed severed from this Agreement and all the remaining terms of this Agreement shall remain in full force and effect.

         17. Entire Agreement. This agreement, including all exhibits attached hereto, constitutes the entire agreement of the parties relating to the subject matter hereof and supersedes any prior agreements and understandings, whether oral or written, between the parties relating to the same subject matter as of the effective date of this agreement. The parties, intending to be legally bound, have executed this agreement. the signers represent that they have full authority to execute this agreement on behalf of the parties, and that they have read and understand all of its terms and provisions.

                            [signature page follows]


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PRACTICEWORKS SYSTEMS LLC             INFOCURE CORPORATION



Signature: /s/ James K. Price         Signature: /s/ Frederick L. Fine
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           James K. Price                            Frederick L. Fine
           President                                 President and Chief
                                                     Executive Officer


Address:                                Address:
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Phone No.:                              Phone No.:
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Fax No.:                                Fax No.:
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